Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated July 8, 2011, with respect to the consolidated financial statements of ContentGuard Holdings, Inc. incorporated by reference in this filing on Form 8-K/A to be filed with the Securities and Exchange Commission on or about January 3, 2012.

We also consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-145869) with respect to the ICO Global Communications (Holdings) Limited 2000 Stock Incentive Plan, as Amended and Restated effective June 15, 2007,

(2)	Registration Statement (Form S-8 No. and 333-137707) of ICO Global Communications (Holdings) Limited 2000 Stock Incentive Plan, and

(3)	Registration Statement (Form S-8 No. 333-152100) pertaining to ICO Global Communications (Holdings) Limited;

of our report dated July 8, 2011, with respect to the consolidated financial statements of ContentGuard Holdings, Inc. incorporated by reference in this filing on Form 8-K/A to be filed with the Securities and Exchange Commission on or about January 3, 2012.

/s/ Ernst & Young LLP
Los Angeles, California
January 3, 2012